UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 2, 2015, PowerSecure International, Inc., a Delaware corporation (the “Company”), announced that it acquired the energy services business of ESCO Energy Services Company, a Massachusetts corporation (“ESCO”), a private company based in Lenox, Massachusetts that provides lighting retrofit solutions which deliver energy savings for large energy services companies and commercial and industrial, institutional, utility and municipal customers across North America. ESCO provides full turnkey energy efficiency services including energy audits, engineering and design, materials procurement, project management, implementation and verification.

The Company paid approximately $1.8 million in total consideration, including cash and promissory notes. In addition, the Company will make earn-out payments to ESCO through 2018 for contracted sales by the newly acquired business that exceed certain contracted sales targets that would reflect meaningful growth.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of PowerSecure International, Inc., issued December 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President and Chief Financial Officer

Dated: December 2, 2015

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